CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Mega Media Group, Inc. (the “Company”) on Form 10-KSB/A for the period ending January 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Aleksandr Shvarts, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-KSB for the period ending January 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-KSB for the period ending January 2008, fairly presents, in all material respects, the financial condition and results of operations of Mega Media Group, Inc.

By:	/s/ Aleksandr Shvarts
ALEKSANDR SHVARTS
Chief Executive Officer, Director

Date:	May 19, 2008